EXHIBIT 21.1

Subsidiaries of Spirit AeroSystems Holdings, Inc. - Delaware
Spirit AeroSystems, Inc. - Delaware
Spirit AeroSystems Finance, Inc. - Delaware
Subsidiaries of Spirit AeroSystems, Inc. - Delaware
Spirit AeroSystems International Holdings, Inc. - Delaware
Spirit AeroSystems Operations International, Inc. - Delaware
Spirit AeroSystems North Carolina, Inc. - North Carolina
Spirit AeroSystems Innovative Solutions, Inc. - Delaware
Fiber Materials Inc. - Delaware - Acquired 1/10/2020
Subsidiaries of Fiber Materials Inc. - Delaware
Intermat - Maine - Acquired 1/10/2020
Subsidiaries of Spirit AeroSystems International Holdings, Inc.
Spirit AeroSystems Malaysia Sdn Bhd - Malaysia
Spirit AeroSystems Singapore Pte. Ltd. - Singapore
Spirit AeroSystems Investco, LLC - Delaware
Spirit AeroSystems Canada, Ltd. - Canada
Spirit AeroSystems Taiwan Inc. - Taiwan
Spirit AeroSystems Global Investments B.V. - Netherlands
Subsidiaries of Spirit AeroSystems Global Investments, B.V.- Netherlands
Spirit AeroSystems Global Holdings Limited - United Kingdom
Spirit AeroSystems France SARL - France
Subsidiaries of Spirit AeroSystems Global Holdings Limited - United Kingdom
Spirit AeroSystems Belgium Holdings BVBA - Belgium
Spirit AeroSystems (Europe) Limited - United Kingdom
Subsidiaries of Spirit AeroSystems (Europe) Limited - United Kingdom
Spirit AeroSystems (Hangzhou) Enterprise Management Consulting Co., Ltd. - China